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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2003

STONE CONTAINER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3439 (Commission File Number)	36-2041256 (I.R.S. Employer Identification No.)
	150 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60601 (Zip Code)

(312) 346-6600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On March 31, 2003, Smurfit-Stone Container Corporation, the sole stockholder of Stone Container Corporation, issued a press release announcing that the Company had consummated the previously announced transactions with Jefferson Smurfit Group (JS Group) involving the exchange of the Company's European operations for JS Group's 50% ownership in Smurfit-MBI and a payment from JS Group of approximately US $190 Million. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

  (C)
  Exhibits:

  99.1
  Press Release dated March 31, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE CONTAINER CORPORATION
Dated: April 1, 2003	By:	/s/ CRAIG A. HUNT
	Name:	Craig A. Hunt
	Title:	Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 31, 2003.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index